                                                                     Exhibit 3.5

                              AMENDED AND RESTATED
                                     BY-LAWS
                                       OF
                                  BLUEFLY, INC.

                  --------------------------------------------

                               ARTICLE I - OFFICES

         The principal office of the corporation shall be located in the City of New York, County of New York, State of New York. The corporation may also have offices at such other places within or without the State of New York as the board may from time to time determine or the business of the corporation may require.

                            ARTICLE II - SHAREHOLDERS

1.       PLACE OF MEETINGS.

         Meetings of shareholders shall be held at the principal office of the corporation or at such other place within or without the State of New York as the board shall authorize.

2.       ANNUAL  MEETING.

         The annual meeting of the shareholders shall be held at such date and time as shall be determined by the board or the president and stated in the notice of meeting, at which time the shareholders shall elect a board and transact such other business as may properly come before the meeting.

3.       SPECIAL MEETINGS.

         Special meetings of the shareholders may be called by the board or by the president and shall be called by the president or the secretary at the request in writing of a majority of the board or at the request in writing by shareholders owning a majority in amount of the shares issued and outstanding. Such request shall state the purpose or purposes of the proposed meeting. Business transacted at a special meeting shall be confined to the purposes stated in the notice.

4.       FIXING RECORD DATE.

         For the purpose of determining the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to or dissent from any proposal without a meeting, or for the purpose of determining shareholders entitled to receive payment of any dividend or the allotment of any rights, or for the purpose of any other action, the board shall fix, in advance, a date as the record date for any such determination of shareholders. Such date shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. If no record date is fixed it shall be determined in accordance with the provisions of law.

5.       NOTICE OF MEETINGS OF SHAREHOLDERS.

         Written notice of each meeting of shareholders shall state the purpose or purposes for which the meeting is called, the place, date and hour of the meeting and unless it is the annual meeting, shall indicate that it is being issued by or at the direction of the person or persons calling the meeting. Notice shall be given either personally or by mail to each shareholder entitled to vote at such meeting, not less than ten or more than sixty days before the date of the meeting. If action is proposed to be taken that might entitle shareholders to payment for their shares, the notice shall include a statement of that purpose and to that effect. If mailed, the notice shall be deemed given when deposited in the United States mail, with postage thereon prepaid, directed to the shareholder at his address as it appears on the record of shareholders, or, if he shall have filed with the secretary a written request that notices to him be mailed to some other address, then directed to him at such other address.

6.       WAIVERS.

         Notice of meeting need not be given to any shareholder who signs a waiver of notice, in person or by proxy, whether before or after the meeting. The attendance of any shareholder at a meeting, in person or by proxy, without protesting prior to the conclusion of the meeting the lack of notice of such meeting, shall constitute a waiver of notice by him.

7.       QUORUM OF SHAREHOLDERS.

         Unless the certificate of incorporation provides otherwise, the holders of a majority of the shares entitled to vote thereat shall constitute a quorum at a meeting of shareholders for the transaction of any business, provided that when a specified item of business is required to be voted on by a class or series, the holders of a majority of the shares of such class or series shall constitute a quorum for the transaction of such specified item of business.

         When a quorum is once present to organize a meeting, it is not broken by the subsequent withdrawal of any shareholders.

         The shareholders present may adjourn the meeting despite the absence of a quorum.

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

8.       PROXIES.

         Every shareholder entitled to vote at a meeting of shareholders or to express consent or dissent without a meeting may authorize another person or persons to act for him by proxy. Every proxy must be signed by the shareholder or his attorney-in-fact. No proxy shall be valid after expiration of eleven months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the shareholder executing it, except as otherwise provided by law.

9.       QUALIFICATION OF VOTERS.

         Every shareholder of record shall be entitled at every meeting of shareholders to one vote for every share standing in his name on the record of shareholders, unless otherwise provided in the certificate of incorporation.

10.      VOTE OF SHAREHOLDERS.

         Except as otherwise required by statute or by the certificate of incorporation: (a) directors shall be elected by a plurality of the votes cast at a meeting of shareholders by the holders of shares entitled to vote in the election; and (b) all other corporate action shall be authorized by a majority of the votes cast.

11.      WRITTEN CONSENT OF SHAREHOLDERS.

         Any action that may be taken by vote may be taken without a meeting on written consent, setting forth the action so taken, signed by the holders of all the outstanding shares entitled to vote thereon or signed by such lesser number of holders as may be provided for in the certificate of incorporation.

12.      SHAREHOLDER PROPOSALS.

         No proposal for a shareholder vote on any matter shall be submitted by a shareholder to the corporation's shareholders unless the shareholder submitting such proposal has submitted to the secretary of the corporation a written notice setting forth with particularity (i) the name and business address of the shareholder submitting such proposal and all persons acting in concert with such shareholder; (ii) the name and address of the persons identified in clause (i), as they appear on the corporation's books (if they so appear); (iii) the class and number of shares of the corporation beneficially owned by the persons identified in clause (i); (iv) a description of the proposal containing all material information relating thereto, including, without limitation, the reasons for submitting such proposal; and (v) such other information as the board reasonably determines is necessary or appropriate to enable the board and shareholders of the corporation to consider such proposal. The written notice of a shareholder proposal shall be delivered to the secretary of the corporation, at the principal office of the corporation, not later than
(i) with


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

respect to a shareholder proposal to be submitted at an annual meeting of shareholders, ninety days prior to the date one year from the date of the immediately preceding annual meeting of shareholders (and no earlier than one hundred-twenty days prior to the date one year from the date of the immediately preceding annual meeting of shareholders), and (ii) with respect to a shareholder proposal to be submitted at a special meeting of shareholders, the close of business on the tenth day following the date on which notice of such meeting is first given to shareholders. The presiding officer at any shareholders meeting may determine that any shareholder proposal was not permissible under or was not made in accordance with the procedures prescribed in this Section or is otherwise not in accordance with law, and if he should so determine, he shall so declare at the meeting and the shareholder proposal shall be disregarded.

                             ARTICLE III - DIRECTORS

1.       BOARD OF DIRECTORS.

         Subject to any provision in the certificate of incorporation, the business of the corporation shall be managed by its board of directors, each of whom shall be at least 18 years of age and may be shareholders.

2.       NUMBER OF DIRECTORS.

         The number of directors constituting the entire board shall be five. The number of directors constituting the entire board may be increased or decreased from time to time by resolution of the board of directors, provided that (a) any amendment by the directors to effect such increase or decrease shall require the vote of a majority of the entire board, (b) no decrease shall shorten the term of any incumbent director, (c) the number of directors constituting the entire board shall not be less than three, and (d) the number of directors constituting the entire board shall not be more than seven. As used in these by-laws, "entire board" means the total number of directors which the corporation would have if there were no vacancies.

3.       ELECTION AND TERM OF DIRECTORS.

         Directors of the corporation shall be elected in such manner, and shall hold office for such term, as shall be set forth in the certificate of incorporation.

         Unless otherwise prescribed in the certificate of incorporation, directors of the corporation shall be elected, and shall serve, in the manner and for the term set forth in this paragraph. So long as there are at least six directors (including vacancies), the directors shall be divided into two classes, designated Class 1 and Class 2. Each class shall consist as nearly as may be possible, of one-half of the total number of directors constituting the entire board; provided, however, that no class shall have less than three directors, including vacancies. The term of the initial Class 1 directors shall terminate on the date of the 1997 annual meeting of shareholders; and the term of the initial Class 2 directors shall terminate on the date of the 1998 annual meeting of shareholders. At each annual meeting of shareholders beginning in 1997, successors to the class of directors whose term expires at that annual meeting shall be elected for a two-year term. If the number of directors is changed, any increase or decrease shall be apportioned among the classes, so as to maintain the number of directors in each class as nearly equal as possible, and any additional directors of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director. A director shall hold office until the annual meeting for the year in which his term expires and until his successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office.

         If there shall be less than six directors, then, at each annual meeting of the shareholders, directors shall be elected to hold office until the next annual meeting of the shareholders and until their respective successors have been elected and qualified or until their respective earlier death, resignation, retirement, disqualification or removal.

4.       NEWLY CREATED DIRECTORSHIPS AND VACANCIES.

         Newly created directorships resulting from an increase in the number of directors and vacancies occurring in the board for any reason except the removal of directors without cause may be filled by a vote of a majority of the directors then in office, although less than a quorum exists, unless otherwise provided in the certificate of incorporation. Vacancies occurring by reason of the removal of directors without cause shall be filled by vote of the shareholders unless otherwise provided in the certificate of incorporation. A director elected to fill a vacancy caused by resignation, death or removal shall be elected to hold office for the unexpired term of his predecessor.

5.       REMOVAL OF DIRECTORS.

         Any or all of the directors may be removed for cause by vote of the shareholders or by action of the board. Directors may be removed without cause only by vote of the shareholders.

6.       RESIGNATION.

         A director may resign at any time by giving written notice to the board, the president or the secretary of the corporation. Unless otherwise specified in the notice, the resignation shall take effect upon receipt thereof by the board or such officer, and the acceptance of the resignation shall not be necessary to make it effective.

7.       QUORUM OF DIRECTORS.

         Unless otherwise provided in the certificate of incorporation, a majority of the entire board shall constitute a quorum for the transaction of business or of any specified item of business.


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8.       ACTION OF THE BOARD.

         Unless otherwise required by law, the vote of a majority of the directors present at the time of the vote, if a quorum is present at such time, shall be the act of the board. Each director present shall have one vote regardless of the number of shares, if any, which he may hold.

9.       PLACE AND TIME OF BOARD MEETINGS.

         The board may hold its meetings at the office of the corporation or at such other places, either within or without the State of New York, as it may from time to time determine.

10.      REGULAR ANNUAL MEETING.

         A regular annual meeting of the board shall be held immediately following the annual meeting of shareholders at the place of such annual meeting of shareholders.

11.      NOTICE OF MEETINGS OF THE BOARD, ADJOURNMENT.

         (a) Regular meetings of the board may be held without notice at such time and place as it shall from time to time determine. Special meetings of the board shall be held upon notice to the directors and may be called by the president upon three days notice to each director either personally or by mail or by wire; special meetings shall be called by the president or by the secretary in like manner on written request of two directors. Notice of a meeting need not be given to any director who submits a waiver of notice whether before or after the meeting or who attends the meeting without protesting prior thereto or at its commencement, the lack of notice to him.

         (b) A majority of the directors present, whether or not a quorum is present, may adjourn any meeting to another time and place. Notice of the adjournment shall be given to all directors who were absent at the time of the adjournment and, unless such time and place are announced at the meeting, to the other directors.

12.      CHAIRMAN.

         At all meetings of the board, the president, or in his absence, a chairman chosen by the board, shall preside.

13.      EXECUTIVE AND OTHER COMMITTEES.

         The board, by resolution adopted by a majority of the entire board, may designate from among its members an executive committee and other committees, each consisting of three or more directors. Each such committee shall serve at the pleasure of the board.


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


14.      COMPENSATION.

         Compensation to be paid to directors, if any, shall be fixed by resolution of the board and all non employee directors shall receive the same compensation. Employee directors shall receive no compensation for their services as director.

15.      ACTION WITHOUT A MEETING.

         Any action required or permitted to be taken by the board or a committee thereof may be taken without a meeting if all members of the board or the committee consent in writing to the adoption of a resolution authorizing the action. The resolution and the written consents thereto by the members of the board or committee shall be filed with the minutes of the proceedings of the board or committee.

16.      MEETING BY TELEPHONE CONFERENCE.

         One or more of the members of the board or any committee thereof may participate in a meeting of the board or such committee by means of a conference telephone or similar communications equipment that allows all persons participating in the meeting to hear each other at the same time. Such director and/or committee member shall have theretofore been furnished with the meeting agenda and copies of all documents and materials to be considered at such meeting. Participation by such means shall constitute presence in person at a meeting.

                              ARTICLE IV - OFFICERS

1.       OFFICES, ELECTION, TERM.

         (a) Unless otherwise provided for in the certificate of incorporation, the board may elect or appoint a president, one or more vice-presidents, a chief financial officer, a secretary and a treasurer, and such other officers as it may determine, who shall have such duties, powers and functions as hereinafter provided.

         (b) All officers shall be elected or appointed to hold office until the meeting of the board following the annual meeting of shareholders.

         (c) Each officer shall hold office for the term for which he is elected or appointed and a until his successor has been elected or appointed and qualified.

2.       REMOVAL, RESIGNATION, SALARY, ETC.

         (a) Any officer elected or appointed by the board may be removed by the board with or without cause.

         (b) In any event of the death, resignation or removal of an officer, the board in its discretion may elect or appoint a successor to fill the unexpired term.

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         (c) Any two or more offices may be held by the same person, except the offices of president and secretary. When all of the issued and outstanding stock of the corporation is owned by one person, such person may hold all or any combination of offices.

         (d) The salaries of all officers shall be fixed by the board.

         (e) The directors may require any officer to give security for the faithful performance of his duties.

3.       PRESIDENT.

         The president shall be the chief executive officer of the corporation; he shall preside at all meetings of the shareholders and of the board; he shall have the management of the business of the corporation and shall see that all orders and resolutions of the board are carried into effect.

4. VICE-PRESIDENTS.

         During the absence or disability of the president, the vice-president, or if there are more than one, the executive vice-president, shall have all the powers and functions of the president. Each vice-president shall perform such other duties as the board shall prescribe.

5.       SECRETARY.

         The secretary shall:

         (a) attend all meetings of the board and of the shareholders;

         (b) record all votes and minutes of all proceedings in a book to be kept for that purpose;

         (c) give or cause to be given notice of all meetings of shareholders and of special meetings of the board;

         (d) keep in safe custody the seal of the corporation and affix it to any instrument when authorized by the board;

         (e) when required, prepare or cause to be prepared and available at each meeting of shareholders a certified list in alphabetical order of the names of shareholders entitled to vote thereat, indicating the number of shares of each respective class held by each;

         (f) keep all the documents and records of the corporation as required by law or otherwise in a proper and safe manner; and

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

         (g) perform such other duties as may be prescribed by the board.

6. ASSISTANT-SECRETARIES.

         During the absence or disability of the secretary, the assistant-secretary, or if there are more than one, then one so designated by the secretary or by the board, shall have all the powers and functions of the secretary.

7.       TREASURER.

         The treasurer shall:

         (a) have the custody of the corporate funds and securities;

         (b) keep full and accurate accounts of receipts and disbursements in the corporate books;

         (c) deposit all money and other valuables in the name and to the credit of the corporation in such depositories as may be designated by the board;

         (d) disburse the funds of the corporation as may be ordered or authorized by the board and preserve proper vouchers for such disbursements;

         (e) render to the president and board at the regular meetings of the board, or whenever they require it, an account of all his transactions as treasurer and of the financial condition of the corporation;

         (f) render a full financial report at the annual meeting of the shareholders if so requested;

         (g) be furnished by all corporate officers and agents at his request, with such reports and statements as he may require as to all financial transactions of the corporation; and

         (h) perform such other duties as are given to him by these by-laws or as from time to time are assigned to him by the board or the president.



                                       9
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8. ASSISTANT-TREASURER.

         During the absence or disability of the treasurer, the assistant-treasurer, or if there are more than one, the one so designated by the treasurer or by the board, shall have all the powers and functions of the treasurer.

9.       SURETIES AND BONDS.

         In case the board shall so require, any officer or agent of the corporation shall execute to the corporation a bond in such sum and with such surety or sureties as the board may direct, conditioned upon the faithful performance of his duties to the corporation and including responsibility for negligence and for the accounting for all property, funds or securities of the corporation which may come into his hands.

                       ARTICLE V - CERTIFICATES FOR SHARES

1.       CERTIFICATES.

         The shares of the corporation shall be represented by certificates. They shall be numbered and entered in the books of the corporation as they are issued. They shall exhibit the holder's name and the number of shares and shall be signed by the president or a vice-president and the treasurer or the secretary.

2.       LOST OR DESTROYED CERTIFICATES.

         The board may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation, alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate to be lost or destroyed. When authorizing such issue of a new certificate or certificates, the board may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or give the corporation a bond in such sum and with such surety or sureties as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost or destroyed.

3.       TRANSFERS OF SHARES.

         (a) Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, and cancel the old certificate; every such transfer shall be entered on the transfer book of the corporation which shall be kept at its principal office. No transfer shall be made within ten days next preceding the annual meeting of shareholders.

         (b) The corporation shall be entitled to treat the holder of record of any share as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other


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

claim to or interest in such share on the part of any other person whether or not it shall have express or other notice thereof, except as expressly provided by the laws of New York.

4.       CLOSING TRANSFER BOOKS.

         The board shall have the power to close the share transfer books of the corporation for a period of not more than ten days during the thirty day period immediately preceding (1) any shareholders' meeting, or (2) any date upon which shareholders shall be called upon to or have a right to take action without a meeting, or (3) any date fixed for the payment of a dividend or any other form of distribution, and only those shareholders of record at the time the transfer books are closed, shall be recognized as such for the purpose of (1) receiving notice of or voting at such meeting, or (2) allowing them to take appropriate action, or (3) entitling them to receive any dividend or other form of distribution.

      ARTICLE VI - INDEMNIFICATION OF DIRECTORS, OFFICERS AND OTHER PERSONS

1.       INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The corporation shall, to the fullest extent permitted by applicable law, as amended from time to time, indemnify any person who is made, or threatened to be made, a party to any action or proceeding, whether civil or criminal, including an action by or in the right of the corporation to procure a judgment in its favor or in the right of any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, which any director or officer of the corporation served in any capacity at the request of the corporation, by reason of the fact that he, his testator or intestate, is or was a director or officer of the corporation, or served such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity, against judgments, fines, amounts paid in settlement, and reasonable expenses, including attorney's fees actually and necessarily incurred as a result of such action or proceeding, or any appeal therein, if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in, or, in the case of service for any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interests of the corporation and, in criminal actions or proceedings, in addition, had no reasonable cause to believe that his conduct was unlawful; except that, in the case an action by or in the right of the corporation to procure a judgment in its favor, no indemnification under this paragraph shall be made in respect of (1) a threatened action, or a pending action which is settled or otherwise disposed of, or (2) any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the court on which the action was brought, or, if no action was brought, any court of competent jurisdiction, determines upon application that, in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such portion of the settlement amount and expenses as the court deems proper.


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2.       INDEMNIFICATION OF OTHERS.

         The Corporation may indemnify any other person to whom the corporation is permitted to provide indemnification or the advancement of expenses to the fullest extent permitted by applicable law, whether pursuant to rights granted pursuant to, or provided by, the New York Business Corporation Law or other rights created by (i) a resolution of shareholders, (ii) a resolution of directors, or (iii) an agreement provided for such indemnification, it being expressly intended that this Article VI authorizes the creation of other rights in any such manner.

3.       REIMBURSEMENT AND ADVANCES.

         The corporation may, from time to time, reimburse or advance to any person referred to in Section 1 of this Article VI the funds necessary for payment of expenses (including attorneys' fees, costs and charges) incurred in connection with any action or proceeding referred to in Section 1 of this
Article VI, upon receipt of a written undertaking by or on behalf of such person
(i) to repay such amount(s) if such person is ultimately found, under the procedures set forth in Article VII of the New York Business Corporation Law, not to be entitled to indemnification or (ii) where indemnification is granted, to repay any amount(s) received in excess of the amount of indemnification to which such person is entitled. Nothing contained in this Section 3 shall limit the right of the corporation, from time to time, to reimburse or advance funds to any person referred to in Section 2 of this Article VI.

4.       SERVING AT THE REQUEST OF THE CORPORATION.

         Without limitation of any indemnification provided by Section 1 of this
Article VI, any director or officer of the corporation serving (i) another corporation, partnership, joint venture or trust of which the majority of the voting power or residual economic interest is held, directly or indirectly, by the corporation, or (ii) any employee benefit plan of the corporation or any entity referred to in clause (i) above, in any capacity, shall be deemed to be doing so at the request of the corporation.

5.       DETERMINATION OF ENTITLEMENT.

         Any person entitled to be indemnified or to the reimbursement or advancement of expenses as a matter of right pursuant to this Article VI may elect to have the right to indemnification (or advancement of expenses) interpreted on the basis of the applicable law in effect at the time of the occurrence of the event or events giving rise to the action or proceeding, to the extent permitted by law, or on the basis of the applicable law in effect at the time indemnification is sought.

6.       CONTRACTUAL RIGHT.

         The right to be indemnified or to the reimbursement or advancement of expenses pursuant to Section 1 or 3 of this Article VI or a resolution authorized pursuant to Section 2 of this Article VI (i) is a contract right pursuant to which the person entitled thereto may bring suit as if the provisions hereof (or of any such resolution) were set forth in a separate written contract


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

between the corporation and such person, (ii) is intended to be retroactive and shall, to the extent permitted by law, be available with respect to events occurring prior to the adoption hereof, and (iii) shall continue to exist after the recision or restrictive modification hereof with respect to events occurring prior thereto. The corporation shall not be obligated under this Article VI (including any resolution or agreement authorized by Section 2 of this Article
VI) to make any payment hereunder (or under any such resolution or agreement) to the extent the person seeking indemnification hereunder (or under any such resolution or agreement) has actually received payment (under any such insurance policy, resolution, agreement or otherwise) of the amounts otherwise indemnifiable hereunder (or under any such resolution or agreement).

7.       JUDICIAL CLAIMS.

         If a request to be indemnified or for the reimbursement or advancement of expenses pursuant to Section 1 or 3 of this Article VI is not paid in full by the corporation within thirty days after a written claim has been received by the corporation, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled also to be paid the expenses of prosecuting such claim. Neither the failure of the corporation (including its board, independent legal counsel or shareholders) to have made a determination prior to the commencement of such action that indemnification of or reimbursement or advancement of expenses to the claimant is proper in the circumstances, or an actual determination by the corporation (including its board, independent legal counsel or shareholders) that the claimant is not entitled to indemnification or to the reimbursement or advancement of expenses, shall be a defense to the action or create a presumption that the claimant is not so entitled.

8.       SUCCESSOR CORPORATION.

         For purposes of this Article VI, the term "the corporation" shall include any legal successor to the corporation, including any corporation which acquires all or substantially all of the assets of the corporation in one or more transactions.

9.       NONEXCLUSIVITY.

         The rights granted pursuant to or provided by the foregoing provisions of this Article VI shall be in addition to and shall not be exclusive of any other rights to indemnification and expenses to which such person may otherwise be entitled by law, contract or otherwise.


                             ARTICLE VII - DIVIDENDS

         Subject to the provisions of the certificate of incorporation and to applicable law, dividends on the outstanding shares of the corporation may be declared in such amounts and at such time or times as the board may determine. Before payment of any dividend, there may be set aside out of the net profits of the corporation available for dividends such sum or sums as the board from time to time in its absolute discretion deems proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the board shall think conducive to the interests of the corporation, and the board may modify or abolish any such reserve.

                          ARTICLE VIII - CORPORATE SEAL

         The seal of the corporation shall be circular in form and bear the name of the corporation, the year of its organization and the words "Corporate Seal, New York." The seal may be used by causing it to be impressed directly on the instrument or writing to be sealed, or upon adhesive substance affixed thereto. The seal on any corporate obligation for the payment of money may be a facsimile, engraved or printed.

                      ARTICLE IX - EXECUTION OF INSTRUMENTS

         All corporate instruments and documents shall be signed or countersigned, executed, verified or acknowledged by such officer or officers or other person or persons as the board may from time to time designate.

                             ARTICLE X - FISCAL YEAR

         The fiscal year shall begin the first day of January in each year, or otherwise as the board shall, from time to time, determine.

             ARTICLE XI - REFERENCES TO CERTIFICATE OF INCORPORATION

         Reference to the certificate of incorporation in these by-laws shall include all amendments thereto or changes thereof unless specifically excepted.



                          ARTICLE XII - BY-LAW CHANGES

AMENDMENT, REPEAL, ADOPTION, ELECTION OF DIRECTORS.

         (a) Except as otherwise provided in the certificate of incorporation, the by-laws may be amended, repealed or adopted by vote of the holders of the shares at the time entitled to vote in the election of any directors. By-laws may also be amended, repealed or adopted by the board



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but any by-law adopted by the board may be amended by the shareholders entitled to vote thereon as hereinabove provided.

         (b) If any by-law regulating an impending election of directors is adopted, amended or repealed by the board, there shall be set forth in the notice of the next meeting of shareholders for the election of directors the by-law so adopted, amended or repealed, together with a concise statement of the changes made.